Exhibit 99.1

1 Fountain Square Chattanooga, TN 37402 www.unum.com

news		FOR IMMEDIATE RELEASE
Contacts
	INVESTORS MEDIA	Tom White 423-294-8996 Kelly Spencer 423-294-4508

Unum Group Announces Cash Tender Offer for Certain Outstanding Debt Securities

CHATTANOOGA, Tenn. (Sept. 4, 2019) – Unum Group (NYSE: UNM) (the “Company”) today announced the commencement of a tender offer (the “Offer”) to purchase for cash up to the aggregate liquidation amount of the 7.405% Capital Securities due March 15, 2038 (the “Capital Securities”), issued by Provident Financing Trust I, a wholly-owned subsidiary of the Company, the aggregate principal amount of the Company’s 7.19% Senior Notes due February 1, 2028 (the “7.19% Notes”), the aggregate principal amount of the Company’s 7.25% Senior Notes due March 15, 2028 (the “7.25% Notes”), the aggregate principal amount of the Company’s 6.75% Senior Notes due December 15, 2028 (the “6.75% Notes”), and the aggregate principal amount of the Company’s 3.00% Senior Notes due May 15, 2021 (the “3.00% Notes”, and together with the 7.19% Notes, the 7.25% Notes and the 6.75% Notes, the “Notes” and the Notes, together with the Capital Securities, collectively, the “Securities”, and each a “series” of Securities) that the Company can purchase for a combined aggregate purchase price of up to $300,000,000 (excluding accrued and unpaid distributions and interest up to, but not including, the applicable settlement date and excluding fees and expenses related to the Offer) (the “Maximum Tender Amount”) and, in the case of the Capital Securities, the 7.19% Notes, the 7.25% Notes and the 6.75% Notes (collectively, the “Capped Securities”), subject to a combined aggregate purchase price not to exceed $100,000,000 (the “Capped Securities Purchase Limit”). The Offer is being made pursuant to and is subject to the terms and conditions, including a financing condition, set forth in the Offer to Purchase, dated September 4, 2019 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal”). The purpose of the Offer, together with the Company’s proposed issuance of senior, unsecured debt securities, is to (i) acquire all or a portion of the outstanding Securities, subject to the terms set forth in the Offer to Purchase, as part of a plan to refinance a portion of the Company’s liabilities with longer maturity senior indebtedness and (ii) reduce the Company’s aggregate interest expense, without materially changing its total indebtedness. Securities purchased in the Offer will be retired and cancelled. The Company intends to purchase Securities validly tendered and accepted for purchase pursuant to the Offer with the net proceeds of one or more offerings of the Company’s senior, unsecured debt securities, but, in its sole discretion, may also utilize available cash on hand.

The following table sets forth some of the terms of the Offer:

Title of Security	CUSIP Number	Principal Amount Outstanding	Capped Securities Purchase Limit(1)	Acceptance Priority Level	Reference U.S. Treasury Security(2)	Bloomberg Reference Page(3)	Early Tender Premium (per $1,000)	Fixed Spread (basis points)	Fixed Price (per $1,000)
7.405% Capital Securities due 2038(1)	743863AA0	$226,500,000		1	N/A	N/A	$30	N/A	$1,175.00
7.19% Senior Notes due 2028(1)	90313QAQ8	$48,780,000		2	1.625% UST due 08/15/29	FIT1	$30	180 bps	N/A
7.25% Senior Notes due 2028(1)	743862AA2	$200,000,000	$100,000,000	3	1.625% UST due 08/15/29	FIT1	$30	180 bps	N/A
6.75% Senior Notes due 2028(1)	903192AA0	$165,844,000		4	1.625% UST due 08/15/29	FIT1	$30	180 bps	N/A
3.00% Senior Notes due 2021	91529YAM8	$350,000,000	N/A	5	2.625% UST due 5/15/21	FIT4	$30	30 bps	N/A

(1)	The Capped Securities Purchase Limit for the Capped Securities represents the combined aggregate purchase price of the Capped Securities that will be purchased in the Offer.
(2)

The Reference Yields of the Reference U.S. Treasury Securities will be determined by the Joint Dealer Managers (as defined herein) based on certain quotes available at 10:00 a.m., New York City time, on the Tender Offer Price Determination Date (as defined in the Offer to Purchase), which is expected to be September 18, 2019.

(3)

The applicable page on Bloomberg from which the Joint Dealer Managers will quote the bid side prices of the applicable U.S. Treasury Security. In the above table, “UST” denotes a U.S. Treasury Security.

N/A Not applicable.

The Offer will expire at 11:59 p.m., New York City time, on October 1, 2019, unless extended or earlier terminated by the Company (the “Expiration Date”). Tenders of Securities may be withdrawn at any time at or prior to 5:00 p.m., New York City time, on September 17, 2019 (the “Withdrawal Deadline”), but may not be withdrawn thereafter except as required by law.

The consideration paid for Securities that are validly tendered and accepted for purchase will be (i) in the case of the Capital Securities, $1,175.00 for each $1,000 liquidation amount and (ii) in the case of the Notes, determined in the manner described in the Offer to Purchase by reference to a fixed spread plus the yield to maturity of the applicable U.S. Treasury Security specified in the table above and in the Offer to Purchase. Holders of Securities that are validly tendered at or prior to 5:00 p.m., New York City time, on September 17, 2019 (the “Early Tender Deadline”) and accepted for purchase will receive the applicable “Total Consideration”, which includes an early tender premium of $30.00 per $1,000 liquidation or principal amount of the Securities accepted for purchase (the “Early Tender Premium”). Holders who validly tender their Securities following the Early Tender Deadline and on or prior to the Expiration Date will only receive the applicable “Tender Offer Consideration” per $1,000 liquidation or principal amount of any such Securities that are accepted for purchase, which is equal to the applicable Total Consideration minus the Early Tender Premium.

Holders whose Securities are accepted for purchase will be entitled to receive, in the case of the Capital Securities, accrued and unpaid distributions, whether or not declared, and, in the case of the Notes, accrued and unpaid interest, in each case, up to, but not including, the applicable settlement date.

Payment for Securities that are validly tendered and not validly withdrawn on or prior to the Early Tender Deadline and accepted for purchase will be made promptly following the Early Tender Deadline (such date of payment, the “Early Settlement Date”). The Company anticipates that the Early Settlement Date will be September 19, 2019. Payment for Securities that are validly tendered following the Early Tender Deadline but on or prior to the Expiration Date and accepted for purchase will be made promptly following such Expiration Date (such date, the “Final Settlement Date”). The Company anticipates that the Final Settlement Date will be October 2, 2019, assuming the Maximum Tender Amount of Securities is not purchased on the Early Settlement Date. No tenders will be valid if submitted after the Expiration Date.

Subject to the Maximum Tender Amount, the Capped Securities Purchase Limit and proration, all Securities validly tendered and not validly withdrawn on or prior to the Early Tender Deadline and having a higher Acceptance Priority Level (with 1 being the highest) will be accepted before any validly tendered Securities having a lower Acceptance Priority Level (with 5 being the lowest), and all Securities validly tendered following the Early Tender Deadline having a higher Acceptance Priority Level will be accepted before any Securities validly tendered following the Early Tender Deadline having a lower Acceptance Priority Level. However, if the Offer is not fully subscribed as of the Early Tender Deadline, subject to the Maximum Tender Amount, the Capped Securities Purchase Limit, and proration, Securities validly tendered and not validly withdrawn on or prior to the Early Tender Deadline will be accepted for purchase in priority to other Securities validly tendered following the Early Tender Deadline even if such Securities validly tendered following the Early Tender Deadline have a higher Acceptance Priority Level than Securities validly tendered on or prior to the Early Tender Deadline. Subject to applicable law, the Company may increase, decrease or eliminate the Maximum Tender Amount and/or Capped Securities Purchase Limit without extending the Early Tender Deadline or the Withdrawal Deadline.

The Company’s obligation to accept for payment and to pay for the Securities validly tendered in the Offer is subject to the satisfaction or waiver of a financing condition and the other conditions described in the Offer to Purchase. The financing condition provides that the Offer is conditioned on the Company having issued and sold after the date of the Offer, on terms satisfactory to it in its sole discretion, debt securities providing net proceeds at least equal to the aggregate consideration necessary to purchase the Securities, up to the Maximum Tender Amount and subject to the Capped Securities Purchase Limit, validly tendered and not validly withdrawn on or prior to the Early Tender Deadline pursuant to the Offer. The Company reserves the absolute right, subject to applicable law, to: (i) waive any and all conditions to an Offer, including, without limitation, the financing condition; (ii) extend or terminate the Offer; (iii) increase or decrease the Maximum Tender Amount and/or increase, decrease or eliminate the Capped Securities Purchase Limit without extending the Early Tender Deadline or Withdrawal Deadline; or (iv) otherwise amend the Offer in any respect.

Information Relating to the Offer

HSBC Securities (USA) Inc., BofA Merrill Lynch, Goldman Sachs & Co. LLC and Wells Fargo Securities, LLC are acting as the joint dealer managers for the Offer. The information agent and tender agent for the Offer is D.F. King & Co., Inc. Copies of the Offer to Purchase, Letter of Transmittal and related offering materials are available by contacting D.F. King & Co., Inc. at (866) 796-6867 (toll-free) or (212) 269-5550 (banks and brokers). Questions regarding the Offer should be directed to HSBC Securities (USA) Inc., at (212) 525-5552 (collect), (866) HSBC-4LM (toll-free) or + 011 44 (0) 20 7992 6237 (Europe), BofA Merrill Lynch at (980) 386-6026 (collect) or (888) 292-0070 (toll-free), Goldman Sachs & Co. LLC at (212) 357-1452 (collect) or (800) 828-3182 (toll-free) or Wells Fargo Securities, LLC, at (704) 410-4756 (collect) or (866) 309-6316 (toll-free).

This news release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. The Offer is being made only pursuant to the Offer to Purchase and only in such jurisdictions as is permitted under applicable law.

ABOUT UNUM

Unum Group (www.unum.com) is a leading provider of financial protection benefits in the United States and the United Kingdom and the leading provider of disability income protection in the world. Its primary businesses are Unum US, Colonial Life, Unum UK, and Unum Poland. Unum’s portfolio includes disability, life, accident and critical illness, dental and vision coverage, which help protect millions of working people and their families in the event of an illness or injury. Unum also provides stop-loss coverage to help self-insured employers protect against unanticipated medical costs. The company reported revenues of $11.6 billion in 2018, and provided $7.2 billion in benefits.

For more information visit us at www.unum.com or connect with us at www.facebook.com/unumbenefits, twitter.com/unumnews and www.linkedin.com/company/unum

SAFE HARBOR STATEMENT

Certain information in this news release constitutes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those not based on historical information, but rather relate to our outlook, future operations, strategies, financial results, or other developments and speak only as of the date made. These forward-looking statements, including statements about the use of proceeds, are subject to numerous assumptions, risks, and uncertainties, many of which are beyond our control. The following factors, in addition to other factors mentioned from time to time, may cause actual results to differ materially from those contemplated by the forward-looking statements: (1) sustained periods of low interest rates; (2) fluctuation in insurance reserve liabilities and claim payments due to changes in claim incidence, recovery rates, mortality and morbidity rates, and policy benefit offsets due to, among other factors, the rate of unemployment and consumer confidence, the emergence of new diseases, epidemics, or pandemics, new trends and developments in medical treatments, the effectiveness of our claims operational processes, and changes in governmental programs; (3) unfavorable economic or business conditions, both domestic and foreign, that may result in decreases in sales, premiums, or persistency, as well as unfavorable claims activity; (4) changes in or interpretations of laws and regulations, including tax laws and regulations; (5) a cyber attack or other security breach could result in the unauthorized acquisition of confidential data; (6) the failure of our business recovery and incident management processes to resume our business operations in the event of a natural catastrophe, cyber attack, or other event; (7) investment results, including, but not limited to, changes in interest rates, defaults, changes in credit spreads, impairments, and the lack of appropriate investments in the market which can be acquired to match our liabilities; (8) increased competition from other insurers and financial services companies due to industry consolidation, new entrants to our markets, or other factors; (9) changes in our financial strength and credit ratings; (10) our ability to execute on our technology systems upgrades or replacements; (11) damage to our reputation due to, among other factors, regulatory investigations, legal proceedings, external events, and/or inadequate or failed internal controls and procedures; (12) actual experience in the broad array of our products that deviates from our assumptions used in pricing, underwriting, and reserving; (13) changes in accounting standards, practices, or policies; (14) effectiveness of our risk management program; (15) contingencies and the level and results of litigation; (16) availability of reinsurance in the market and the ability of our reinsurers to meet their obligations to us; (17) ineffectiveness of our derivatives hedging programs due to changes in the economic environment, counterparty risk, ratings downgrades, capital market volatility, changes in interest rates, and/or regulation; (18) fluctuation in foreign currency exchange rates; (19) ability to generate sufficient internal liquidity and/or obtain external financing; (20) recoverability and/or realization of the carrying value of our intangible assets, long-lived assets, and deferred tax assets; and (21) terrorism, both within the U.S. and abroad, ongoing military actions, and heightened security measures in response to these types of threats.

For further discussion of risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see Part 1, Item 1A “Risk Factors” of our annual report on Form 10-K for the year ended December 31, 2018 and our subsequently filed quarterly reports on Form 10-Q. The forward-looking statements in this news release are being made as of the date of this news release, and we expressly disclaim any obligation to update or revise any forward-looking statement contained herein, even if made available on our website or otherwise.